UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 22, 2013, Owens & Minor, Inc. (the “Company”) learned that an executive officer of its Movianto business unit in Europe, who is not a senior officer of the Company, gave an interview to the International Transport Journal. In the interview, the executive is reported to have said that Movianto “posted a total turnover of EUR 360 million in 2012, that we are in the black and that we reckon on double-digit growth rates.”

This executive was not authorized to speak on the Company’s behalf regarding Movianto’s financial performance. Notwithstanding the information published in the International Transport Journal, the Company reaffirms the outlook it provided for the International segment in its July 23, 2012 press release announcing the Movianto acquisition and again during its first quarter earnings conference call with investors on April 24, 2013.

As previously announced, the Company plans to release second quarter 2013 earnings after the market closes on July 29, 2013 and will host an investor conference call on July 30, 2013 at 8:30 a.m. EDT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: July 22, 2013	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary